UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)

May 10, 2023

MICROCHIP TECHNOLOGY INCORPORATED
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MCHP	NASDAQ Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On May 10, 2023, Microchip Technology Incorporated, a Delaware corporation (“Microchip” or the “Company”), entered into separate privately negotiated agreements with certain holders of the Company’s 1.625% Convertible Senior Subordinated Notes due 2025 (the “2025 Notes”), 1.625% Convertible Senior Subordinated Notes due 2027 (the “2027 Notes”) and 2.250% Convertible Junior Subordinated Notes due 2037 (the “2037 Notes”), pursuant to which the Company will pay (i) approximately $19.0 million to repurchase approximately $5.7 million principal amount of the 2025 Notes, (ii) approximately $56.4 million to repurchase approximately $25.9 million principal amount of the 2027 Notes, and (iii) approximately $14.9 million to repurchase approximately $6.5 million principal amount of the 2037 Notes (collectively, the “Note Repurchases”).

The Company anticipates the closing of the Note Repurchases to occur on or about May 12, 2023. Following the closing of the Note Repurchases, approximately $6.8 million in aggregate principal amount of the 2025 Notes will remain outstanding, approximately $56.3 million in aggregate principal amount of the 2027 Notes will remain outstanding and none of the 2037 Notes will remain outstanding.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROCHIP TECHNOLOGY INCORPORATED

Date: May 12, 2023	By: /s/ J. Eric Bjornholt
J. Eric Bjornholt
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)